Exhibit 99.1

Simulations Plus Reports Third Quarter Fiscal 2025 Financial Results

Updated full-year revenue guidance of between $76 to $80 million and adjusted diluted EPS of $0.93 to $1.06

RESEARCH TRIANGLE PARK, NC, July 14, 2025 – Simulations Plus, Inc. (Nasdaq: SLP) (“Simulations Plus” or the “Company”), a leading provider of cheminformatics, biosimulation, simulation-enabled performance and intelligence solutions, and medical communications to the biopharma industry, today reported financial results for its third quarter fiscal 2025, ended May 31, 2025.

Third Quarter 2025 Financial Highlights (as compared to third quarter 2024)

•Total revenue increased 10% to $20.4 million
•Software revenue increased 6% to $12.6 million, representing 62% of total revenue
•Services revenue increased 17% to $7.7 million, representing 38% of total revenue
•Gross profit was $13.0 million; gross margin was 64%
•Net loss of $67.3 million and diluted loss per share of $3.35, reflecting a non-cash impairment charge of $77.2 million, compared to net income of $3.1 million and diluted EPS of $0.15
•Adjusted EBITDA of $7.4 million, representing 37% of total revenue, compared to $5.6 million, representing 30% of total revenue
•Adjusted net income of $9.0 million and adjusted diluted EPS of $0.45 compared to adjusted net income of $5.6 million and adjusted diluted EPS of $0.27

Nine Months 2025 Financial Highlights (as compared to nine months 2024)

•Total revenue increased 20% to $61.7 million
•Software revenue increased 18% to $36.8 million, representing 60% of total revenue
•Services revenue increased 23% to $24.9 million, representing 40% of total revenue
•Gross profit was $36.4 million; gross margin was 59%
•Net loss of $64.0 million and diluted loss per share of $3.19, reflecting a non-cash impairment charge of $77.2 million versus net income of $9.1 million and diluted EPS of $0.45
•Adjusted EBITDA of $18.5 million, representing 30% of total revenue, compared to $16.1 million, representing 31% of total revenue
•Adjusted net income of $18.7 million and adjusted diluted EPS of $0.93, compared to adjusted net income of $15.7 million and adjusted diluted EPS of $0.77

Management Commentary

“In the third quarter, our revenue grew by 10% in line with our preliminary revenue,” said Shawn O’Connor, Chief Executive Officer of Simulations Plus. “Our software revenue continued to perform well, increasing 6%, mainly driven by our ADMET Predictor® software and modest growth in our GastroPlus® and MonolixSuiteTM software, partially offset by a decline in our QSP/QST biosimulations software.

“Services revenue for the third fiscal quarter grew by 17%, primarily driven by solid performance in our Medical Communications services. However, we experienced a decline in other service areas, largely due to cautious spending behavior, project delays and a cancellation from our BioPharma clients. While the sales pipeline remains robust with healthy client interest, the pace of contractual commitments slowed, impacting third quarter 2025 bookings.

“We also recognized a one-time non-cash impairment charge of $77.2 million this quarter. This charge was based on a valuation assessment we made and aligns the book value of our assets to their current market value. It also reflects our commitment to transparency as we streamline our operating structure for greater efficiency and impact.

“During the quarter, we also implemented a strategic reorganization, transitioning from a business unit structure to a functionally-driven operating model. This marked the final phase of a multi-year transformation to streamline operations, unlock synergies across teams, and concentrate our resources on the most promising growth opportunities. Additionally, we identified efficiencies in our cost structure that resulted in right-sizing our staffing levels and better aligning our services capacity to match current client needs.

“Despite the current macroeconomic environment, our team remains focused on innovation, and we are rolling out a series of new AI-driven initiatives across our product lines. By applying advanced technologies like AI to drive innovation and growth, we believe these new and eagerly anticipated solutions will expand our value proposition and give us a distinct competitive advantage in the biosimulation market. This strategy not only enriches our product ecosystem but also positions Simulations Plus for sustained growth and further solidifies our leadership in model-informed drug development solutions,” concluded O’Connor.

Fiscal 2025 Guidance

Simulations Plus is updating its full fiscal year 2025 guidance as follows:
Fiscal 2025 Guidance

Fiscal 2025 Guidance
Revenue	$76M - $80M
Revenue growth	9 - 14%
Software mix	55 - 60%
Adjusted EBITDA margin	23 - 27%
Adjusted diluted EPS	$0.93 - $1.06

Webcast and Conference Call Details

Shawn O’Connor, Chief Executive Officer, and Will Frederick, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss the details of Simulations Plus’ performance for the quarter and certain forward-looking information. The call may be accessed by registering here or by calling 1-877-451-6152 (domestic) or 1-201-389-0879 (international) or by clicking on this Call me™ link to request a return call. The webcast can be accessed on the investor relations page of the Simulations Plus website https://www.simulations-plus.com/investorscorporate-profile/corporate-profile/ where it will also be available for replay approximately one hour following the call.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” which are measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

A further explanation and reconciliation of these non-GAAP financial measures is included below and in the financial tables in this release.

The Company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The Company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation. Adjusted EBITDA and Adjusted Diluted EPS represent measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that these measures are useful in evaluating our core operating results. However, Adjusted EBITDA and Adjusted Diluted EPS are not measures of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income, operating income, or diluted EPS as indicators of our operating performance or to net cash provided by operating activities as a measure of our liquidity. We believe the Company’s Adjusted EBITDA and Adjusted Diluted EPS measures provide information that is directly comparable to that provided by other peer companies in our industry, but other companies may calculate non-GAAP financial results differently, particularly related to nonrecurring, unusual items.

Please note that the Company has not reconciled the adjusted EBITDA or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Adjusted EBITDA

Adjusted EBITDA represents net income excluding the effect of interest expense (income), provision (benefit) for income taxes, amortization expense, intangible asset amortization, equity-based compensation expense, loss (gain) on currency exchange, goodwill impairment, change in fair value of contingent consideration, reorganization expense, acquisition and integration expense and other items not indicative of our ongoing operating performance.

Adjusted Net Income and Adjusted Diluted EPS

Adjusted net income and adjusted diluted earnings per share exclude the effect of amortization expense, equity-based compensation expense, loss (gain) on currency exchange, goodwill impairment, change in fair value of contingent consideration, reorganization expense, acquisition and integration expense and other items not indicative of our ongoing operating performance as well as the income tax provision adjustment for such charges.

The Company excludes the above items because they are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future.

With more than 25 years of experience serving clients globally, Simulations Plus stands as a premier provider in the biopharma sector, offering advanced software and consulting services that enhance drug discovery, development, research, clinical trial operations, regulatory submissions, and commercialization. Our comprehensive biosimulation solutions integrate artificial intelligence/machine learning (AI/ML), physiologically based pharmacokinetics, physiologically based biopharmaceutics, quantitative systems pharmacology/toxicology, and population PK/PD modeling approaches. We also deliver simulation-enabled performance and intelligence solutions alongside medical communications support for clinical and commercial drug development. Our cutting-edge technology is licensed and utilized by leading pharmaceutical, biotechnology, and regulatory agencies worldwide. For more information, visit our website at www.simulations-plus.com. Follow us on LinkedIn | X | YouTube.

Environmental, Social, and Governance

We focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our website to read our 2024 ESG update.

Forward-Looking Statements

Except for historical information, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties. Words like “believe,” “will”, “can”, “believe”, “expect,” “anticipate” and similar expressions (or the negative of such terms, as well as other words or expressions referencing future events, conditions or circumstances) mean that these are our best estimates as of this writing, but there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: effectiveness of our new internal operational structure, our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, market conditions, macroeconomic factors, and a sustainable market. Further information on our risk factors is contained in our quarterly, annual and current reports and filed with the U.S. Securities and Exchange Commission.

Investor Relations Contact:
Lisa Fortuna
Financial Profiles
310-622-8251
slp@finprofiles.com

SIMULATIONS PLUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands, except per common share amounts)	May 31, 2025	May 31, 2024	May 31, 2025	May 31, 2024
Revenues
Software	$12,615	$11,908	$36,814	$31,111
Services	7,748	6,636	24,905	20,238
Total revenues	20,363	18,544	61,719	51,349
Cost of revenues
Software	2,540	1,400	7,765	3,739
Services	4,791	3,887	17,577	11,284
Total cost of revenues	7,331	5,287	25,342	15,023
Gross profit	13,032	13,257	36,377	36,326
Operating expenses
Research and development	1,216	1,300	5,207	3,829
Sales and marketing	2,680	2,399	9,248	6,337
General and administrative	6,141	7,678	16,089	18,878
Impairments	77,221	—	77,221	—
Total operating expenses	87,258	11,377	107,765	29,044
(Loss) income from operations	(74,226)	1,880	(71,388)	7,282
Other income, net	182	2,010	1,122	4,266

(Loss) income before income taxes	(74,044)	3,890	(70,266)	11,548
Income tax benefit (expense)	6,727	(753)	6,229	(2,437)
Net (loss) income	$(67,317)	$3,137	$(64,037)	$9,111

(Loss) Earnings per share
Basic	$(3.35)	$0.16	$(3.19)	$0.46
Diluted	$(3.35)	$0.15	$(3.19)	$0.45

Weighted-average common shares outstanding
Basic	20,113	19,995	20,092	19,972
Diluted	20,113	20,433	20,092	20,324

Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments	41	(56)	(27)	(125)
Unrealized gains (losses) on available-for-sale securities	—	(39)	4	(39)
Comprehensive (loss) income	$(67,276)	$3,042	$(64,060)	$8,947

SIMULATIONS PLUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(in thousands, except share and per share amounts)	May 31, 2025	August 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$26,950	$10,311
Accounts receivable, net of allowance for credit losses of $255 and $149	14,780	9,136
Prepaid income taxes	954	2,197
Prepaid expenses and other current assets	7,591	7,753
Short-term investments	1,500	9,944
Total current assets	51,775	39,341
Long-term assets
Capitalized computer software development costs, net of accumulated amortization of $21,096 and $18,727	11,301	12,499
Property and equipment, net	681	812
Operating lease right-of-use assets	425	1,027
Intellectual property, net of accumulated amortization of $8,754 and $5,490	6,464	23,130
Other intangible assets, net of accumulated amortization of $4,146 and $3,177	12,368	23,210
Goodwill	43,487	96,078
Deferred tax assets, net	7,429	—
Other assets	430	542
Total assets	$134,360	$196,639
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,663	$602
Accrued compensation	1,656	4,513
Accrued expenses	2,199	2,043
Contracts payable - current portion	—	2,440
Operating lease liability - current portion	269	475
Deferred revenue	4,344	1,996
Total current liabilities	10,131	12,069
Long-term liabilities
Deferred tax liabilities, net	—	1,608
Operating lease liability - net of current portion	450	531
Total liabilities	10,581	14,208
Commitments and contingencies - Note 4
Shareholders' equity
Preferred stock, $0.001 par value — 10,000,000 shares authorized; no shares issued and outstanding	$—	$—
Common stock, $0.001 par value; 50,000,000 shares authorized, 20,116,181 and 20,051,134 shares issued and outstanding as of May 31, 2025 and August 31, 2024	20,116	20,051
Additional paid-in capital	137,620	132,277
(Accumulated deficit) retained earnings	(33,683)	30,354
Accumulated other comprehensive loss	(274)	(251)
Total shareholders' equity	123,779	182,431
Total liabilities and shareholders' equity	$134,360	196,639

SIMULATIONS PLUS, INC.
Trended Financial Information (1)
(Unaudited)

(in millions except earnings per share amounts)

	FY24				FY25			FY24	FY25
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Full Year	YTD
Revenue
Software	$7.589	$11.614	$11.908	$9.913	$10.715	$13.484	$12.615	$41.024	$36.814
Services	$6.911	$6.691	$6.636	$8.751	$8.209	$8.948	$7.748	$28.989	$24.905
Total	$14.500	$18.305	$18.544	$18.664	$18.924	$22.432	$20.363	$70.013	$61.719

Gross Margin
Software	86.9%	88.4%	88.2%	72.4%	75.4%	80.8%	79.9%	84.2%	78.9%
Services	47.0%	44.2%	41.4%	-4.0%	26.1%	24.9%	38.2%	29.7%	29.4%
Total	67.9%	72.2%	71.5%	36.6%	54.0%	58.5%	64.0%	61.6%	58.9%

Income from operations	$0.960	$4.442	$1.880	$(1.151)	$0.126	$2.712	$(74.226)	$6.131	$(71.388)
Operating Margin	6.6%	24.3%	10.1%	-6.2%	0.7%	12.1%	-364.5%	8.8%	-115.7%
Net Income	$1.945	$4.029	$3.137	$0.843	$0.206	$3.074	$(67.317)	$9.954	$(64.037)
Diluted Earnings Per Share	$0.10	$0.20	$0.15	$0.04	$0.01	$0.15	$(3.35)	$0.49	$(3.19)
Adjusted EBITDA	$3.388	$7.135	$5.586	$4.148	$4.493	$6.578	$7.437	$20.257	$18.508
Adjusted Diluted EPS	$0.18	$0.32	$0.27	$0.18	$0.17	$0.31	$0.45	$0.95	$0.93
Cash Flow from Operations	$0.162	$5.810	$5.700	$1.600	$(1.274)	$5.669	$8.144	$13.320	$12.539

Revenue Breakdown by Region
Americas	$10.891	$12.461	$12.428	$14.693	$14.469	$16.112	$14.544	$50.473	$45.125
EMEA	2.302	4.665	4.513	2.592	2.720	4.806	3.698	14.072	11.224
Asia Pacific	1.307	1.179	1.603	1.379	1.735	1.514	2.121	5.468	5.370
Total	$14.500	$18.305	$18.544	$18.664	$18.924	$22.432	$20.363	$70.013	$61.719

Software Performance Metrics
Avg. Revenue per Customer (in thousands)
Commercial	$79.0	$113.0	$97.0	$89.0	$94.0	$124.0	$96.0

Services Performance Metrics
Backlog (in millions)	$18.910	$18.041	$19.602	$14.091	$17.254	$20.379	$20.700

(1) Numbers may not foot due to rounding

SIMULATIONS PLUS, INC.
Reconciliation of Adjusted EBITDA to Net Income (1)
(Unaudited)

(in millions)

	FY 2024				FY25			FY24	FY25
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Full Year	YTD
Net Income	$1.945	$4.029	$3.137	$0.843	$0.206	$3.074	$(67.317)	$9.954	$(64.037)
Excluding:
Interest income and expense, net	(1.292)	(1.348)	(1.522)	(0.213)	(0.159)	(0.154)	(0.170)	(4.375)	(0.483)
Provision for income taxes	0.461	1.223	0.753	0.020	0.064	0.434	(6.727)	2.457	(6.229)
Depreciation and amortization	1.091	1.105	1.263	2.206	2.265	2.274	2.318	5.665	6.857
Stock-based compensation	1.303	1.585	1.665	1.387	1.589	1.557	1.279	5.940	4.425
(Gain) loss on currency exchange	(0.044)	0.098	(0.009)	(0.431)	0.015	(0.002)	(0.035)	(0.386)	(0.022)
Impairments	—	—	—	—	—	—	77.221	—	77.221
(Loss) income from disposal of fixed assets	—	—	—	—	—	—	0.023	—	0.023
Change in value of contingent consideration	(0.110)	0.440	(0.599)	(1.370)	—	(0.640)	—	(1.639)	(0.640)
Reorganization expense	—	—	—	—	0.258	0.157	0.845	—	1.260
Mergers & Acquisitions expense	0.034	0.003	0.898	1.706	0.255	(0.122)	—	2.641	0.133
Adjusted EBITDA	$3.388	$7.135	$5.586	$4.148	$4.493	$6.578	$7.437	$20.257	$18.508
(1) Numbers may not foot due to rounding

SIMULATIONS PLUS, INC.
Reconciliation of Adjusted Diluted EPS to Diluted EPS (1)
(Unaudited)
(in millions, except Diluted EPS and Adjusted Diluted EPS)

	FY 2024				FY25			FY24	FY25
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Full Year	YTD

Net (loss) Income (GAAP)	$1.945	$4.029	$3.137	$0.843	$0.206	$3.074	$(67.317)	$9.954	$(64.037)
Excluding:
Amortization	0.991	0.991	1.122	2.059	2.130	2.130	2.165	5.163	6.425
Stock-based compensation	1.303	1.585	1.665	1.387	1.589	1.557	1.279	5.940	4.425
(Gain) loss on currency exchange	(0.044)	0.098	(0.009)	(0.431)	0.015	(0.002)	(0.035)	(0.386)	(0.022)
Mergers & Acquisitions expense	0.034	0.003	0.898	1.706	0.255	(0.122)	—	2.641	0.133
Change in value of contingent consideration	(0.110)	0.440	(0.599)	(1.370)	—	(0.640)	—	(1.639)	(0.640)
Reorganization expense	—	—	—	—	0.258	0.157	0.845	—	1.260
Impairments	—	—	—	—	—	—	77.221	—	77.221
(Loss) income from disposal of fixed assets	—	—	—	—	—	—	0.023	—	0.023
Tax effect on above adjustments	(0.417)	(0.746)	(0.603)	(0.554)	(1.007)	0.041	(5.153)	(2.320)	(6.119)
Adjusted Net income (Non-GAAP)	$3.702	$6.400	$5.611	$3.640	$3.446	$6.195	$9.028	$19.353	$18.669
Weighted-avg. common shares outstanding:
Diluted	20,279	20,315	20,433	20,338	20,266	20,277	20,113	20,301	20,092

Diluted EPS (GAAP)	$0.10	$0.20	$0.15	$0.04	$0.01	$0.15	$(3.35)	$0.49	$(3.19)
Adjusted Diluted EPS (Non-GAAP)	$0.18	$0.32	$0.27	$0.18	$0.17	$0.31	$0.45	$0.95	$0.93
(1) Numbers may not foot due to rounding